EXHIBIT 10.53
CONTRACT OF SALE
SUTTON HILL CAPITAL L.L.C.
SELLER
SUTTON HILL PROPERTIES, LLC
PURCHASER

Premises:	1001-1007 Third Avenue
New York, NY

Date:	September 19, 2005

CONTRACT OF SALE
            CONTRACT OF SALE dated as of the 19th day of September, 2005 between SUTTON HILL CAPITAL L.L.C., a New York limited liability company, having an office at 120 North Robertson Blvd., 3rd Floor, Los Angeles, CA 90048 (“Seller”) and SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having an office at c/o Reading International Inc. 500 Citadel Drive, Suite 300, Commerce, CA 90040 (“Purchaser”).
WITNESSETH:
            WHEREAS, Seller is the tenant under a certain ground lease dated February 9, 1961 between Andrew C. Mayer, Berna L. Osnos, Francis M. Perlman and Richard Heller, Frances H. Cahen and Phillis H. Rosenthal, as Trustees under the Last Will and Testament of Isaac S. Heller, deceased, as landlord (the “Landlord”), and Turtle Bay Theatre Corporation, as tenant, as assigned from Cinema 5 Ltd. to Sutcin Holding Corp. by assignment dated as of December 31, 1984, and further assigned from Sutcin Holding Corp. to Sutton Hill Associates by assignment dated as of July 3, 1986 and from Sutton Hill Associates to Sutton Hill Capital, L.L.C. by assignment dated as of July 28, 2000, and as amended by Agreement dated June 1, 2005 (collectively, the “Lease”), covering certain premises located at 1001-1007 Third Avenue, New York, New York, as more particularly set forth in the Lease (the “Premises”). The landlord’s interest under the Lease is now owned by Purchaser; and
            WHEREAS, Seller desires to sell and assign to Purchaser and Purchaser desires to acquire from Seller all of Seller’s right, title and interest as Tenant under the Lease (the “Leasehold Interest”), pursuant to the terms and conditions hereinafter set forth,
            NOW, THEREFORE, in consideration of the mutual promises herein contained it is agreed:
            1. Purchase and Sale; No Merger of Estates.
                  Subject to the terms and conditions of this Contract, Seller hereby agrees to sell, transfer, assign and convey the Leasehold Interest to Purchaser and Purchaser agrees to acquire the Leasehold Interest from Seller. In no event shall Purchaser’s acquisition of the Leasehold Interest result in a merger of the fee and leasehold estates in and to the Premises, it being the express intention of Purchaser that each of such estates shall remain separate and distinct. Neither the preceding sentence nor the inclusion of non-merger language in the Assignment/Assumption (as hereinafter defined) shall be deemed to impose any obligation or liability upon Seller, except that Seller will not take a position that is inconsistent with Purchaser’s intention not to effectuate a merger of such estates in any dispute or other matter that may arise. Purchaser acknowledges that it is not acquiring any of Seller’s fee interest in and to the building situated on the premises (the “Building”).
            2. Purchase Price.
                  The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Leasehold Interest is NINE MILLION DOLLARS ($9,000,000.00) payable by Purchaser’s execution and delivery to Seller of a Purchase Money Installment Sale Note in the form annexed hereto as Exhibit A (the “Note”). Purchaser’s obligations under the Note shall be guaranteed by Reading International, Inc. (“RDI”) pursuant to a guaranty in the form annexed hereto as Exhibit B (the “Guaranty”). RDI has joined in the execution of this Contract solely to confirm that it shall, at Closing (as hereinafter defined) execute and deliver the Guaranty to Seller at Closing.
            3. Closing.
                  Closing shall be held at the offices of Marcus Rosenberg & Diamond LLP, 488 Madison Avenue, New York, New York concurrently with the execution hereof (the “Closing” or “Closing Date”).
            4. Seller’s Deliveries at Closing.
                  Purchaser’s obligations under this Contract are subject to Seller’s delivery to Purchaser, at the Closing, of the following, all of which Seller hereby agrees to deliver at Closing:
(i)	An Assignment of the Lease, duly executed and acknowledged by Seller, in the form annexed hereto as Exhibit C (the “Lease Assignment/Assumption”);

(ii)	The original counterparts of all of the documents comprising the Lease, together with all tax bills and other documents required under or in connection with the Lease;

(iii)	The License and Option Agreement in the form annexed hereto as Exhibit D, duly executed by Seller (the “License/Option Agreement”);

(iv)	An affidavit under Section 1445 of the Internal Revenue Code, confirming that Seller is not a non-resident alien and providing the other information required therein to permit Purchaser not to withhold any portion of the Purchase Price;

(v)	Transfer and other tax returns and other filings required with respect to this transaction under any law, duly executed and acknowledged by Seller, as may be required by law;

(vi)	A resolution signed by Seller’s managers, authorizing the execution and delivery of all of the documents and the payment of all sums required in order to effectuate the Closing;

(vii)	Any and all documents and instruments, duly executed and, if required, acknowledged by Seller, necessary in order to record the Lease Assignment/Assumption;

(viii)	Such truthful affidavits, certifications or other documents as Purchaser’s title insurance company may reasonably require in order to issue a policy of title insurance to Purchaser; and

(ix)	Such other and further documents or instruments, reasonably necessary or appropriate with respect to the transaction embodied in this Contract.
            If Seller fails to deliver any or all of the foregoing documents or instruments to Purchaser at Closing, Purchaser shall have the right to terminate this Contract on notice to Seller, whereupon Purchaser shall have no further obligation or liability under this Contract, but Seller shall remain liable to Purchaser and Purchaser shall have the right to exercise all of its remedies available at law or in equity arising from Seller’s default.
            5. Purchaser’s Closing Obligations; No Assumption of Liabilities (Except Lease).
            At the Closing, Purchaser shall:
(i)	Execute and deliver the Note to Seller;

(ii)	Cause RDI to execute and deliver the Guaranty to Seller;

(iii)	Duly execute and acknowledge the Lease Assignment/Assumption. Seller acknowledges that, other than the assumption of all of Seller’s obligations as tenant under the Lease, Purchaser shall not, directly or indirectly, assume any of Seller’s obligations. Purchaser agrees that the Lien Law covenant contained in the Lease Agreement/Assignment shall only apply to the cost of improvements performed by Seller or by any contractor, agent, employee or other party retained or engaged by Seller to perform any improvement;

(iv)	Duly execute and deliver the License/Option Agreement to Seller;

(v)	Duly execute and acknowledge any and all transfer tax returns and other returns and filings required to be executed by Purchaser with respect to this transaction, and deliver certified or bank cashier’s checks payable to the appropriate taxing or other governmental authorities in full payment of any and all transfer taxes payable with respect to this transaction;

(vi)	Deliver to Seller a resolution signed by Purchaser’s managing members, authorizing the execution and delivery of all of the documents and the payment of all sums required in order to effectuate the Closing;

(vii)	Pay to Seller’s attorneys their reasonable attorneys’ fees incurred in connection with this Contract and a prior transaction involving the Premises, in the aggregate amount of $77,019.25, as reflected in its attorneys’ invoices, a copy of which shall be delivered to Purchaser at Closing; and

(viii)	Deliver such other and further documents or instruments, reasonably necessary or appropriate with respect to the transaction embodied in this Contract.
If Purchaser fails to deliver any or all of the foregoing documents or instruments to Seller at Closing, Seller shall have the right to terminate this Contract on notice to Purchaser, whereupon Seller shall have no further obligation or liability under this Contract, but Purchaser shall remain liable to Seller and Seller shall have the right to exercise all of its remedies available at law or in equity arising from Purchaser’s default
            6. Conditions to Purchaser’s Obligations.
                  The obligations of Purchaser under this Contract shall be subject to the fulfillment of the conditions set forth below, except to the extent waived in writing by Purchaser:
                  (i) Seller shall have complied in all respects with all of the terms, covenants and conditions required by this Contract to be complied with by it and shall have delivered all of the instruments and documents required for Closing, as hereinabove set forth;
                  (ii) All of Seller’s representations and warranties set forth herein shall be true in all material respects as of the date of Closing;
                  (iii) The Lease shall be in full force and effect pursuant to its terms and there shall have been no notice of default given or sent to Seller, as tenant thereunder, and no event shall have occurred thereunder which could give the Landlord the right to give notice of any default thereunder or to terminate the Lease. If any notice to cure or notice of default is sent to Seller, Seller shall take or shall cause to be taken such action as may be necessary to comply with such notice and cure such default prior to Closing; and
                  (iv) Title to the Leasehold Interest shall be free and clear of all liens and encumbrances and Purchaser’s title company shall be prepared to issue to Purchaser a policy of leasehold title insurance subject only to such matters as Purchaser has agreed to accept as exceptions to title.
                  If any of the foregoing conditions are not satisfied as of the Closing in any material respect, Purchaser shall have the right to terminate this Contract on notice to Seller,

whereupon Purchaser shall have no further obligation or liability under this Contract but Seller shall remain liable provided to Purchaser and Purchaser shall have the right to exercise all of its remedies available at law or in equity arising from Seller’s default; provided, however, that Seller’s liability with respect to matters of title shall be as stated in Section 9 of this Contract.
            7. Conditions to Seller’s Obligations.
                  The obligations of Seller under this Contract shall be subject to the fulfillment of the conditions set forth below, except to the extent waived in writing by Seller:
                  (i) Purchaser shall have complied in all material respects with all of the terms, covenants and conditions required by this Contract to be complied with by it and shall have delivered all of the instruments and documents required for Closing, as hereinabove set forth; and
                  (ii) All of Purchaser’s representations and warranties set forth herein shall be true in all material respects as of the date of Closing;
                  If any of the foregoing conditions are not satisfied as of the Closing in any material respect, Seller shall have the right to terminate this Contract on notice to Purchaser, whereupon Seller shall have no further obligation or liability under this Contract but Purchaser shall remain liable to Seller and Seller shall have the right to exercise all of its remedies available at law or in equity arising from Purchaser’s default.
            8. Closing Adjustments.
                  At Closing, rent under the Lease shall be prorated between the parties on a per diem basis (based upon a 365 day year and the actual number of days in any month, quarter or half year) as of 11:59 p.m. of the day immediately preceding the date of Closing. The provisions of this Section and any errors or omissions in the making of closing adjustments shall survive the Closing.
            9. Title.
                  If the Leasehold Interest is affected by any lien, encumbrance or other matter affecting title to the Leasehold Interest, subject to which Purchaser is unwilling to take title under this Contract (collectively, “Title Defects”), Seller shall use its commercially reasonable efforts to remove or satisfy the same. If, despite such efforts, Seller shall be unable to convey title in accordance with the provisions of this Contract, or if the fee title to the Premises is affected by any lien, encumbrance or other matter that could (a) prevent or interfere with Purchaser’s use or occupancy of the Premises, (b) diminish the value of the Leasehold Interest or any other portion of the Premises, (c) impose any obligation or liability upon Purchaser (other than those as tenant under the Lease), or (d) result in the forfeiture or termination of the Lease by foreclosure or otherwise (except for any mortgage with respect to which Purchaser shall have received a non-disturbance agreement in form satisfactory to Purchaser), Purchaser shall have the option of either (i) terminating this Contract on notice to Seller, whereupon neither party shall have any further rights or obligations hereunder, or (ii) waiving any objection and proceeding to the Closing, in which event Purchaser shall accept title in such condition as Seller may convey, or (iii) as otherwise agreed by the parties.
            10. Intentionally Omitted
            11. Condemnation.
            (A) If, prior to Closing, the Premises or any portion thereof is taken by any public or quasi-public authority under the power of condemnation, eminent domain, expropriation or conveyance in lieu thereof (collectively, a Taking”), or if notice of any Taking shall be given by any public or quasi-public authority, Seller shall promptly notify Purchaser thereof and Purchaser shall have the option of either:
                  (i) terminating this Contract on notice to Seller, in which event neither party shall have any further rights or obligations hereunder; or
                  (ii) proceeding with the Closing, in which event Seller shall assign and pay over to Purchaser any and all condemnation awards or rights to receive any of the foregoing as a result of such Taking, as the case may be, and this Contract shall remain in full force and effect.
            (B) In the event of a Taking prior to Closing, resulting in the termination of the Lease, this Contract shall automatically be deemed terminated and neither party shall have any further rights or liabilities hereunder.

            12. Representations and Warranties.
            (A) Seller represents and warrants:
                  (i) Seller is a limited liability company duly organized and in good standing under the laws of the State of New York. This Contract and all transactions required hereunder to be performed by Seller have been duly and validly authorized and approved by all necessary action on the part of Seller’s members and managers. This Contract has been duly and validly executed and delivered on behalf of Seller by its duly authorized managers.
                  (ii) The Lease consists only of the documents annexed as Exhibit D; the Lease for the Premises, is in full force and effect and has not been modified, amended or extended; all rent, additional rent and other charges reserved in the Lease have been paid, to the extent payable to the date hereof, and will be paid to the extent then payable at Closing; and Seller has received no notice to cure, notice of default or any similar notice under the Lease, which has not been cured and that no condition or state of facts exists except for notices which Purchaser has received as a tenant which, but for the giving of notice or the passage of time, could constitute a default of Seller thereunder or give the lessor thereto the right to terminate the Lease. Seller is the sole owner of the Leasehold Interest, free and clear of all liens, encumbrances, restrictions and claims, except as shown on the title report issued by Chicago Title Insurance Company for this transaction, as amended (the “Title Report”), and any other matters disclosed by the title company.
                  (iii) There are no leases, subleases or any other agreements, oral or written, granting any rights of possession, rights of purchase or rights of first refusal with respect to the Premises except for (aa) the Lease, (bb) Seller’s ownership of the building and certain improvements on the Premises and (cc) the Master Operating Lease dated July 28, 2000, as amended, between Seller, as Landlord, and Citadel Cinemas, Inc., as Tenant (“Citadel”) covering the building and improvements on the Premises (“Sublease”).
                  (iv) The consummation of the transaction contemplated hereunder by Seller will not violate or conflict with or result in the breach of any conditions or constitute any default under any contracts, liens, mortgages, agreements or instruments to which Seller is a party or which affect, or purport to affect, the Premises or the Leasehold Interest, or result in the creation or imposition of any liens, charges or encumbrances upon the Premises or the Leasehold Interest.
                  (v) Seller has not received notice of any mechanic’s liens, materialmen’s liens or tax liens filed against the Premises or the Leasehold Interest, except for the NYC Tax Warrant disclosed in the Title Report.
                  (vi) Seller has not received notice and has no knowledge of any pending or threatened Taking; there are no commitments made by Seller to any governmental or quasi-governmental authority or other third party or parties to dedicate or grant any portion of the Premises for public use or to incur any other obligations or expenses in respect thereof.
                  (vii) Seller has not filed nor has there been filed against it a bankruptcy or insolvency proceeding, or petition for arrangement or reorganization, whether under state or federal law. No action by any governmental authority or agency is necessary to make this Contract a valid instrument binding upon Seller.
                  (viii) There is not at present any action, proceeding, suit or claim pending or, to Seller’s knowledge, threatened against, affecting or pertaining to the Premises (collectively, the “Claims”), nor does Seller have knowledge of any basis for the assertion of same, except as set forth in the Title Report.
            All of Seller’s representations and warranties contained in this Section shall be deemed restated as of the Closing Date.
            (B) Purchaser represents and warrants:
                  (i) Purchaser is a limited liability company duly organized and in good standing under the laws of the State of Nevada. This Contract and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary action on the part of Purchaser’s members and managers; this Contract has been duly and validly executed on behalf of Purchaser by its duly authorized managing member.
                  (ii) Purchaser has not filed nor, to Purchaser’s knowledge, has there been filed against it a bankruptcy or insolvency proceeding, or petition for arrangement or reorganization, whether under state or federal law. No action by any governmental authority or agency is necessary to make this Contract a valid instrument binding upon Purchaser.
                  (iii) The consummation of the transaction contemplated hereunder by Purchaser will not violate or conflict with or result in the breach of any conditions or constitute any default under any contracts, liens, mortgages, agreements or instruments to which Purchaser is a party.
                  (iv) Purchaser has no knowledge of any claim that it would presently have against Seller, as landlord under the Lease or any knowledge of the basis for the assertion of any such claim.
     All of Purchaser’s representations and warranties contained in this Section shall be deemed restated as of the Closing Date.
            (C) RDI, by signing below, represents and warrants that RDI is a corporation duly authorized and in good standing under the laws of the State of Nevada. The execution and delivery of the Guaranty pursuant to this Contract has been duly and validly authorized and approved by all necessary action on the part of RDI’s Board of Directors; the Guaranty has been duly and validly executed and delivered on behalf of RDI by its duly authorized officer.
            13. Broker.
                  Seller and Purchaser each represents that it has dealt with no broker in connection with this transaction.
            14. Default; Remedies; Attorneys’ Fees
            (A) If either party shall default in the performance of its obligations under this Contract and if such default shall continue after fifteen (15) days notice from the other party, such other party shall be entitled to exercise such remedies as may be available at law or in equity including, without limitation (if Purchaser is such other party), specific performance.

            (B) In the event any dispute arises between Seller and Purchaser with respect to any default under this Contract, the prevailing party in any litigation shall be entitled to reimbursement from the other party in such dispute of its reasonable attorneys’ fees incurred in connection therewith.
            15. Notices.
                  All notices, requests, consents and other communications required or permitted to be delivered hereunder (collectively, “notices”) shall be in writing and shall be deemed valid only if delivered (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) by next-business day delivery by FedEx, U.P.S. or U.S. priority overnight mail, to Purchaser, at its address set forth above with a copy to Purchaser’s counsel at Marcus Rosenberg & Diamond LLP, 488 Madison Avenue, New York, New York 10022, Attention: Jeffrey M. Diamond, Esq. or to Seller, at its address set forth above with a copy to Seller’s counsel at De Castro, West, Chodorow, Glickfeld & Nass, Inc., Fourteenth Floor East, 10960 Wilshire Boulevard, Los Angeles, California 90024-3881, Attention: Menasche Nass, Esq.. Either party hereto may, from time to time, designate any other address to which such notice, request, consent or other communication addressed to it shall be sent. All notices shall be deemed given on the date of delivery or refusal to accept delivery. Counsel for either party may give notices to the other party with the same effect as if given by the party and may extend time periods set forth in this Contract on its client’s behalf.
            16. 1031 Exchange.
                  Purchaser shall retain the option, exercisable on or at any time prior to the Closing Date, to include the Leasehold Interest in an exchange of real properties (including, without limitation, a deferred exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended). Seller expressly acknowledges and agrees that Purchaser may transfer or assign this Contract and/or Purchaser’s rights hereunder to a third party, including, without limitation, a Qualified Intermediary, in order to facilitate any such tax-free exchange; provided that Purchaser shall remain liable to Seller for all of Purchaser’s obligations, covenants, representations and warranties pursuant to the terms hereof. Seller agrees to fully cooperate with

Purchaser in any such exchange and to execute such documents and agreements as Purchaser (or any other party to such exchange) may reasonably require, without assuming any liability thereunder or incurring any additional costs.
            17. Miscellaneous.
            (A) The parties hereto agree that this Contract shall be governed by and construed according to the laws of the State of New York.
            (B) In the event any one or more provisions contained in the Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Contract shall otherwise remain in full force and effect, shall be unaffected thereby and shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
            (C) This Contract constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, written or oral, between the parties concerning the Leasehold Interest.
            (D) This Contract shall not be altered, changed, modified or amended except by instrument in writing, signed by the parties hereto.
            (E) In the event of any ambiguity or dispute with respect to this Contract, no inference, presumption or conclusion shall be drawn against Purchaser by virtue of Purchaser having drafted this Contract.
            (F) This Contract may be signed in any number of counterparts, each of which shall be an original, but all shall constitute one agreement; and it shall be sufficient if each party hereto signs any such counterpart.
            (G) All of Seller’s and Purchaser’s obligations and liabilities under this Contract shall survive Closing. All of Seller’s and Purchaser’s representations and warranties under this Contract shall survive for two (2) years after the Closing.
            (H) The granting of any right or remedy to any party under this Contract shall not be deemed to preclude the exercise by such of any other right or remedy available at law or in equity, unless expressly precluded by the terms of this Contract.

            (I) Any provision of this Contract that refers to “attorneys’ fees” shall be deemed to include fees and disbursements.
            IN WITNESS WHEREOF, this Contract has been duly executed by the parties hereto on the date first above written.

SUTTON HILL CAPITAL L.L.C.

By:	/s/ James J. Cotter

James J. Cotter
Manager

By:	/s/ Michael R. Forman

Michael R. Forman
Manager

SUTTON HILL PROPERTIES, LLC

By:	/s/ S. Craig Tompkins

S. Craig Tompkins
Title: President
READING INTERNATIONAL, INC. has signed below to confirm its agreement to execute and deliver the Guaranty at Closing and to confirm its warranty and representation under Section 12 (C) hereof.

READING INTERNATIONAL, INC.

By:	/s/ S. Craig Tompkins

S. Craig Tompkins
Title: Director — Business Affairs
Federal ID No.: 95-3885184

LIST OF EXHIBITS

Exhibit A	-	Note
Exhibit B	-	Guaranty
Exhibit C	-	Assignment and Assumption of Lease
Exhibit D	-	Documents comprising Lease

EXHIBIT A
PURCHASE MONEY
INSTALLMENT SALE NOTE

$9,000,000.00	September 19, 2005
     FOR VALUE RECEIVED, the undersigned, SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having an office at c/o Reading International, Inc., 500 Citadel Drive, Suite 300, Commerce, CA 90040 (the “Borrower”), hereby gives this purchase money installment sale note and promises, in consideration for the purchase of the tenant’s interest under a certain ground lease dated February 9, 1961 between Andrew C. Mayer, Berna L. Osnos, Francis M. Perlman and Richard Heller, Frances H. Cahen and Phillis H. Rosenthal, as Trustees under the Last Will and Testament of Isaac S. Heller, deceased, as landlord (the “Landlord”), and Turtle Bay Theatre Corporation, as tenant, as subsequently assigned, covering certain premises located at 1001-1007, New York, New York, to pay to the order of SUTTON HILL CAPITAL L.L.C., its successors or assigns (the “Lender”) at Lender’s office at 120 North Robertson Blvd., 3rd Floor, Los Angeles, CA 90048, or to such other address as Lender may from time-to-time designate, the sum of Nine Million and 00/100 ($9,000,000.00) Dollars, on December 31, 2010 together with interest thereon, payable in arrears, at the rate of eight and one quarter percent (8.25%) per annum, as follows:
     Except as set forth below in the event of any partial prepayment of this Note, payments of interest only in the amount of Sixty One Thousand Eight Hundred Seventy-Five and 00/100 ($61,875.00) Dollars, shall be due and payable commencing on October 1, 2005 and on the first day of each and every month thereafter, to and including December 1, 2010. The entire principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on December 31, 2010.
     Borrower is executing and delivering this Note to Lender in payment of the purchase price under a Contract of Sale between Lender, as Seller, and Borrower, as Purchaser, dated September 1, 2005, with respect to the tenant’s estate under a Ground Lease for premises at 1001-1007 Third Avenue, New York, New York (the “Contract”).
     Lender shall have the right to surrender this Note to Borrower at any time prior to December 31, 2010, whereupon Borrower shall, at Lender’s direction, issue two new notes, on the same terms as this Note (but only as to payments that shall not have been made under this Note prior to the date of surrender) in the aggregate principal amount of Nine Million and 00/100 ($9,000,000.00) Dollars, to Lender’s designated assignees.
     In the event any payment due under this Note is not paid when due, and such failure continues for five (5) days after notice to Borrower (provided that no such notice shall be required more than once in any twelve-month period) then, without limiting any of Lender’s other rights and remedies, Borrower shall pay to Lender (a) a late payment charge in an amount equal to one and one-half percent (1-1/2%) of any such payment not received by the due date, and (b) interest upon any such late payment, from the date such payment was due until the date payment is made, at a rate equal to the lesser of (a) 16% per annum or (b) the highest rate of interest then allowed by the laws of the State of New York (such lesser rate is defined as the “Default Rate”). All computation of interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.
     In the event any payment due under this Note is not paid when due and such failure continues for ten (10) days after notice to Borrower, Lender may declare the principal amount of this Note and all accrued but unpaid interest thereon to be immediately payable.
     If Borrower defaults under this Note after notice and expiration of applicable grace period and Lender obtains a money judgment against Borrower with respect thereto, Lender shall have the right, on notice to Borrower, to offset against any monetary obligations owed by Lender to Borrower all or any portion of the amount of said judgment. Any such offset shall reduce Borrower’s liability under said judgment to the extent of said offset.
     Borrower’s obligations to the Lender under this Note have been guaranteed by Reading International, Inc.
     Borrower agrees to pay all reasonable costs and expenses incurred by Lender in order to enforce the obligations of Borrower hereunder including, but not limited to, reasonable attorneys’ fees and expenses, whether or not litigation is commenced.
     This Note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by Lender and Borrower. Any extension of time granted by Lender shall not release Borrower or constitute a waiver of any payment obligation, or otherwise diminish the rights and remedies of Lender.
     No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.
     Each and every right, remedy and power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power and may be exercised by Lender at any time and from time to time.
     Every provision of this Note is intended to be severable; if any term or provision of this Note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
     The Borrower hereby waives presentment, demand, protest and notice of protest, non-payment or dishonor of this Note and any other notices unless specifically provided for herein. Notices shall be sent in accordance with the notice provisions set forth in the Contract.
     The provisions of this Note shall be construed and interpreted, and all rights and obligations hereunder determined, in accordance with the laws of the State of New York.
     Borrower waives the right to trial by jury in any action or proceeding based upon, arising out of or in any way connected to this Note or the transaction in connection with which this Note is executed.

SUTTON HILL PROPERTIES, LLC

By:

Name: S. Craig Tompkins
Title: President

EXHIBIT B
GUARANTY
            GUARANTY by READING INTERNATIONAL, INC., a Nevada corporation, having its principal office at 500 Citadel Drive, Suite 300, Commerce, CA 90040 (“Guarantor”), which term shall be deemed to include Reading International, Inc. and its successors and assigns, dated the 1st day of September, 2005, in favor of Sutton Hill Capital L.L.C. (“Lender”, which term shall be deemed to include Sutton Hill Capital L.L.C. and its successors and assigns).
            WHEREAS, Sutton Hill Properties, LLC (“Borrower”, which term shall be deemed to include Sutton Hill Properties, LLC and its successors and assigns) has this day executed and delivered a Purchase Money Installment Sale Note to Lender in the principal amount of $9,000,000.00 (“Note”) in connection with Borrower’s purchase of a leasehold interest under a lease covering premises located at 1001-1007 Third Avenue, New York, New York; and
            WHEREAS, in order to induce Lender to accept the Note in payment of the purchase price for such leasehold interest, Guarantor has agreed to guarantee Borrower’s obligations thereunder;
            NOW THEREFORE, for good and valuable consideration, Guarantor hereby agrees as follow:
     1. Guarantor hereby guarantees to Lender, absolutely and unconditionally, the full and timely payment and performance of all of Borrower’s obligations and liabilities under the Note.
     2. This Guaranty is absolute and unconditional. This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Lender’s part of any kind or nature whatsoever against Borrower and without the necessity of any notice of nonpayment, nonperformance or non-observance and any other notice unless specifically provided for herein, and without the necessity of presentment, notice, protest or demand, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion or the failure to assert by Lender against Borrower of any of the rights or remedies reserved to Lender pursuant to the terms, covenants and conditions of the Note, or (b) any non-liability of Borrower under the Note, whether by insolvency, discharge in bankruptcy or any other defect or defense which may now or hereafter exist in favor of Borrower.
     3. This Guaranty shall be a continuing Guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of (a) any assignment, renewal, modification, amendment or extension of the Note, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Note, or (c) any extension of time that may be granted by Lender to Borrower, (d) any consent, indulgence or other action, inaction or omission under or in respect of the Note, or (e) any dealings or transactions or matter or thing occurring between Lender and Borrower, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Borrower, whether or not notice thereof or of any thereof is given to Guarantor.
     4. No delay on the part of Lender in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     5. No waiver or modification of any provision of this Guaranty or any termination of this Guaranty shall be effective unless in writing, signed by Lender; nor shall any such waiver be applicable except in the specific instance for which given.
     6. All of Lender’s rights and remedies under the Note or this Guaranty are intended to be distinct, separate and cumulative. No exercise or partial exercise of any such right or remedy therein or herein mentioned or resort to any other security is intended to be in exclusion of or a waiver of any of any of Guarantor’s obligations or liabilities under this Guaranty or the Note.
     7. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Lender, execute, acknowledge and deliver to Lender a statement certifying that this Guaranty is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified).
     8. Guarantor covenants and agrees that in any action or proceeding brought on, under or by virtue of this Guaranty, Guarantor shall and does hereby waive trial by jury. Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
     9. As used herein, the term “successors and assigns” shall be deemed to include the heirs, legal representatives, successors and assigns of Lender, Borrower and Guarantor, as the case may be. All terms and words used in this Guaranty, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.
     10. If Guarantor fails to pay any amount payable under this Guaranty when due, interest on such amount shall accrue at a rate equal to the lesser of (a) 16% per annum or (b) the highest rate of interest then allowed by the laws of the State of New York.
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     11. Guarantor shall pay to Lender, upon demand, all costs and expenses incurred by Lender in order to enforce the provisions of the Note and this Guaranty including, but not limited to, reasonable attorneys’ fees and expenses, whether or not litigation is commenced.
     IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty this 1st day of September, 2005.

READING INTERNATIONAL, INC.

By:

S. Craig Tompkins
Title: Director – Business Affairs

STATE OF	)
	)	ss.:
COUNTY OF	)
            On                     , 2005, before me, the undersigned, personally appeared S. Craig Tompkins, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (ies), and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT C
ASSIGNMENT AND ASSUMPTION OF LEASE
            AGREEMENT made as of this 1st day of September, 2005, between SUTTON HILL CAPITAL L.L.C., a New York limited liability company, having an office at 120 North Robertson Blvd., 3rd Floor, Los Angeles, CA 90048 (“Assignor”) and SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having an office at c/o Reading International Inc., 500 Citadel Drive, Suite 300, Commerce, CA 90040 (”Assignee”).
            WHEREAS, the Assignor is the tenant under a ground lease dated February 9, 1961 between Assignee, as successor-in-interest to Andrew C. Mayer, Berna L. Osnos, Francis M. Perlman and Richard Heller, Frances H. Cahen and Phillis H. Rosenthal, as Trustees under the Last Will and Testament of Isaac S. Heller, deceased, as landlord (the “Landlord”), and Turtle Bay Theatre Corporation, as tenant, a Memorandum of which was recorded in the Office of the City Register, New York County (the “Office”) on August 14, 1961, in liber 5159, cp 151, as assigned by Cinema 5 Ltd. to Sutcin Holding Corp. by assignment dated as of December 31, 1984, recorded in the Office on February 26, 1985 in reel 880, page 1155, by Sutcin Holding Corp. to Sutton Hill Associates by unrecorded assignment dated as of July 3, 1986 and by Sutton Hill Associates to Assignor by Assignment dated July 28, 2000, and recorded on September 19, 2000 in reel 3160, page 2497, and as amended by Extension and Modification of Lease Agreement dated as of June 1, 2005 between Assignee’s predecessor-in-interest and Assignor, a Memorandum of which was recorded in the Office on June 10, 2005 under CRFN 2005000338999 (collectively, the “Lease”), covering the parcel of land located at 1001-1007 Third Avenue, New York, New York, as more particularly set forth on Exhibit A annexed hereto (the “Premises”).
            NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable considerations, receipt of which is hereby acknowledged, the Assignor hereby assigns, conveys and transfers to the Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Lease.

            TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from this day forward for the remainder of the term of the Lease, as same may be modified or extended.
            Assignee hereby assumes the performance of all the terms, covenants and conditions of the Lease on the part of the tenant arising after the date hereof.
            It is the intention of the parties hereto that, notwithstanding Assignee’s ownership of the fee interest of the Premises and of the Landlord’s interest under the Lease, the assignment and assumption of Assignee’s interest, as tenant under the Lease, shall not result in a merger of the fee and leasehold estates in and to the Premises, and that the Lease shall remain in full force and effect.
            Assignor shall indemnify, defend and hold harmless Assignee from and against any liability, claim, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or accruing on or prior to the date hereof under, with respect to or in connection with any obligation of Tenant under the Lease, except for any liability, claim, damage or expense resulting from the acts or omissions of Assignee or its affiliate, Citadel Cinemas, Inc. (“Citadel”) or their respective contractors and any obligations assumed by Citadel under the Master Operating Lease dated July 28, 2000, as amended between Assignor as Landlord and Citadel as Tenant (the “Citadel Lease”). Notwithstanding anything to the contrary set forth herein, the Assignor’s indemnity obligations are limited to those in the existing Citadel Lease and have not been expanded.
            Assignee shall indemnify, defend and hold harmless Assignor from and against any liability, claim, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or accruing after the date hereof under, with respect to or in connection with any obligation of Tenant under the Lease, except for any such liability, claim, damage or expense (a) arising under any agreement between Assignor and Assignee with respect to the Premises or any document executed pursuant to any such agreement or (b) resulting from the acts or omissions of Assignor or its agents, employees, contractors, subtenants (other than Citadel) or licensees.
            Assignor, in compliance with Section 13 of the Lien Law, covenants that it will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
            This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
            IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this instrument the day and year first above written.

SUTTON HILL CAPITAL L.L.C.

By:

James J. Cotter
Manager

By:

Michael R. Forman
Manager

SUTTON HILL PROPERTIES, LLC

By:

S. Craig Tompkins
Title:
Federal ID No.: 20-1163759

EXHIBIT D
Provided Separately